                            MASTER RENTAL AGREEMENT


This Master Rental Agreement ("Rental Agreement") is made this 10th day of March, 1995 by and between HFT Corporation, a Delaware corporation whose registered office is at 645 Fifth Avenue, New York, New York ("HFT") and Bank Access 24 Kft., a Hungarian company with its principal place of business at 10 Zsigmond Ter, Budapest, Hungary ("Bank 24").

                                   RECITALS

Bank 24 wishes to rent from HFT certain ATM machines which will be purchased from IBM World Trade Europe/Middle East/ Africa Corporation ("`IBM") under a Solution Delivery Agreement dated December 16, 1994 (the "IBM Purchase Agreement"). ATM's which, become the subject of this Agreement as provided herein will sometimes be referred to as "Equipment".

Now therefore, in consideration of the mutual promises herein contained, HIT and Bank 24 agree as follows:


1.     REPRESENTATIONS AND WARRANTIES

1.1    Bank 24 represents and warrants that:

(a) Bank 24 is a Hungarian "korlatolt felelossegu tarsasag" organized and existing in accordance with the laws of Hungary and has the corporate power and authority to execute, deliver and perform its obligations under this Rental Agreement.

(b)    the registered capital of Bank 24 is HUF 265,000,000;

(c) all authorizations of the quotaholders or any other corporate organ of Bank 24 required for Bank 24 to enter into or perform the obligations of this Rental Agreement, have been obtained;

(d) this Rental Agreement has been duly entered into and delivered by Bank 24 and constitutes the valid, legal and binding obligation of Bank 24, enforceable in accordance with its terms;

(e) subject to fulfillment of the condition set forth in Section 6.1 below. Bank 24 holds all licenses or permits required from any governmental authorities for the execution and performance by it of its obligations under this Agreement.

1.2    HFT represents and warrants that:

(a) all authorizations of the shareholders, Board of Directors or any other corporate organ of HFT required for HFT to enter into or perform the obligations of this Rental Agreement, have been obtained;

 (b) HFT has available to it or has reserved for the performance of this Rental Agreement sufficient funds to meet its obligation to purchase the Equipment hereunder;

 (c) this Rental Agreement has been duly entered into and delivered by HFT and constitutes the valid legal and binding obligations of HFT;

 (d) subject to fulfillment of the condition set forth in Section 6.1 below; HFT holds all licenses or permits required from any governmental authorities for the execution and performance by it of its obligations under this Agreement.


 2.    COMMITMENT OF HFT

2.1    Subject to the terms and conditions of this Rental Agreement:

       (a) During the term of and for the sole purpose of implementing this Rental Agreement, Bank 24 shall assign to HFT its right to purchase ATMs under the IBM Purchase Agreement and the warranties attached to such ATM's in accordance with the terms of Exhibit A hereto (the "Assignment"). It is understood that the sole obligation of HFT under the IBM Purchase Agreement shall be to pay the purchase price of up to 400 ATM's, with a per unit price of DEM 42,675 during the term of the IBM Purchase Agreement and a total price of DEM 17,070,000 ordered as provided herein and delivered by IBM. All other obligations under the IBM Purchase Agreement shall be assumed by Bank 24.

       (b) From and after the date of execution of this Rental Agreement and until June 30, 1998, upon the request of Bank 24, HFT commits to purchase up to 400 ATMs under the IBM Purchase Agreement and rent them to Bank 24 in accordance with the terms of this Rental Agreement, provided that the total principal amount invested by HFT in the purchase of such ATMs shall at no time exceed 14,509,000 DEM (the "Total Principal Amount"). This Rental Agreement shall apply with respect to all ATMs which are so purchased.


3.     ORDER AND PURCHASE OF EQUIPMENT SUBJECT TO THIS AGREEMENT

3.1 The Equipment will be purchased by HFT and rented to Bank 24 in groups of at least 10 ATMs (each, an "ATM Group"). As necessary, Bank 24 will give notice to IBM of an HFT order for and shall notify HFT of such order in the form attached as Exhibit B (the "Order Notice"). Within five business days of its receipt of an Order Notice, HFT will verify that the condition precedent set forth in Section 6.3 is met and will confirm acceptance of such order with IBM, with a copy to Bank 24 in the form attached as Exhibit C (each, an "Order Confirmation"). Delivery by HFT to Bank 24 of an Order Confirmation shall constitute an acknowledgement that the condition set forth in Section 6.3 is met and that HFT shall purchase the Equipment so ordered. After receipt of an Order Confirmation, Bank 24 shall make payment to HFT of an amount equal to 15% of the aggregate purchase price of such order (the "Advance Rental Payment"). HFT will then make payment to IBM of the purchase price of such ATM Group within three Working Days of receipt of the Advance Rental Payment and will take title to the ATMs at the time of their delivery to Bank 24 on behalf of HFT under the IBM Purchase Agreement. Any payment made by HFT prior to receipt by HFT of an Acceptance Certificate as referred to in Section 3.3 shall be considered provisional and subject to reimbursement by IBM or Bank 24, jointly and severally, if HFT does not receive an Acceptance Certificate from Bank 24 with respect to any Equipment paid for within 30 Working Days of the date of payment by HFT of an ATM.

 3.2 Upon each purchase of an ATM Group, HFT and Bank 24 will confirm the fact that the ATMs in an ATM Group are subject to this Rental Agreement in a notice in the form attached as Exhibit D (each, a "Rental Notice").

 3.3 Bank 24 shall be responsible for securing the importation of the Equipment into Hungary in HFT's name as well as the delivery and installation of the Equipment at the ATM sites that are part of the Bank 24 network (the "Equipment Locations"). Upon completion of assembly and certification from IBM or its subcontractor that acceptance tests have been completed, Bank 24 shall deliver to HFT an acceptance certificate in the form attached as Exhibit E ("Acceptance Certificate"). Bank 24 shall pay on behalf of HFT any and all costs and expenses arising in connection with such importation, installation, delivery and acceptance, including any customs duties or other taxes.

 4.    TERMS OF RENTAL OF ATMs/RENTAL FEE
       ----------------------------------

 4.1 Each Rental Notice shall include the specific terms of the rental of the ATM Group covered, and shall provide the following:

        a) The term of the rental to Bank 24 of the ATMs in each ATM Group (the "Rental Term") shall commence on the date on which Bank 24 takes delivery of the Equipment on behalf of HFT (the "Delivery Date") and shall, unless sooner terminated by agreement of the parties, end on January 31, 2001 (the "Termination Date"). Unless otherwise agreed by the parties, within 30 days after the Termination Date with respect to each ATM Group, Bank 24 shall, upon request of HFT and at Bank 24's sole cost and expense, remove the ATMs in such ATM Group from the Equipment Location and make the same available to HFT at any location chosen by HFT.

       b) For purposes of this Agreement, the term "`Principal Rental Amount" shall mean the amount of the purchase price for each ATM Group that was paid by HFT (that is, the total purchase price less (i) the Advance Rental Payment attributable to such ATM Group), and (ii) any installment payments of Principal Rental Amount previously made by Bank 24 under Section 4.1(c) and (d) below with respect to such ATM Group prior to any determination date.

       c) Commencing after the date of the first Rental Notice and until June 30, 1998, Bank 24 shall pay HFT on each June 30 and December 31 (or, if such date falls on a Saturday or Sunday, the next succeeding Working Day)(each, a "Payment Date") a rental fee for each ATM Group purchased by HFT hereunder (the "Rental Fee") equal to 10% of the Principal Rental Amount, plus an interest factor (the "Interest Factor") equal to 11% per annum of the Principal Rental Amount with respect to such ATM Group, payable in arrears for the period of time elapsed since the date of payment by HFT of the purchase price for such ATM Group or the last Payment Date, as the case may be, and up to and including the current Payment Date, calculated on a 360 day per year basis.

       d) As of June 30, 1998 all Principal Rental Amounts shall be aggregated and from and after such date, Bank 24 shall pay HFT the Principal Rental Amount so aggregated in six equal semi-annual installments of principal and interest at a rate of 11% per annum, payable in arrears on each Payment Date from June 30, 1998 to December 31, 2000. Notwithstanding the aggregation of amounts provided in this paragraph (d), at all times during the term of this Agreement, each payment of a Principal Rental Amount shall be allocated to the specific ATM Group for which the payment is being made, and Bank 24 shall, upon each payment, furnish HFT with a cumulative schedule showing the amount paid with respect to each ATM Group. If all 400 ATMs have not been purchased under the IBM purchase Agreement by June 30, 1998, HFT and Bank 24 shall negotiate with a view towards reaching mutually agreeable terms for extending the period under which HFT will purchase ATM's on behalf of Bank 24 under this Rental Agreement, it being understood that notwithstanding such extension, the Rental Fees due with respect to all ATM's purchased hereunder will be payable on or before December 31, 2000.

       e) The Principal Rental Amount plus the aggregate of all Interest Factor due as of any time with respect to each single ATM Group shall be referred to as the "Outstanding Group Amount". The aggregate of all Outstanding Group Amounts shall be referred to herein as the "Total Outstanding Amount"), both before and after June 30, 1998.

       f) It is understood that Bank 24 may, without cost or penalty, prepay the amount of any Rental Fees with respect to any ATM Group or all ATM Groups in advance. Any such prepayment shall be made with respect to the entire Outstanding Group Amount due with respect to any ATM Groups for which Rental Fees are prepaid. If prepayment is made with respect to any ATM Group, the Rental Term for such ATM Group shall nevertheless continue through the Termination Date. In the event of prepayment by Bank 24 of the Total Outstanding Amount hereunder, the Assignment shall be automatically terminated and HFT shall be considered, unless otherwise agreed by the parties, to grant Bank 24 rental of all of the Equipment free of any further charges for the period up to and including the Termination Date. All expenses of operation of the Equipment during such period shall be borne by Bank 24.

       g) In the event of any inconsistency between the provisions of this Agreement with respect to payments to HFT or the provisions of any Rental Notice, the provisions of this Agreement shall control.

4.2. During the period this Agreement is applicable to any of the Equipment and for so long as Bank 24 is not in default hereunder, HFT shall do nothing to impede or interfere with Bank 24's right to quiet enjoyment of the Equipment.


5.     MANAGEMENT FEES/EXPENSES

5.1 Upon fulfillment of the condition precedent set forth in Section 6.1, Bank 24 shall pay HFT a management fee of DEM 108,821.25 as of the date of execution of this Rental Agreement by all parties and an additional DEM 108,821.25 as of the time OTP Bank, a Hungarian Bank ("OTP") shall have entered into a binding agreement with Bank 24 relating to the use by OTP customers of the Bank 24 ATM network in accordance with the terms of a certain letter of intent entered into by Bank 24 and OTP on December 16, 1994.


6.     CONDITIONS PRECEDENT TO PURCHASE AND RENTAL OF EQUIPMENT

6.1 The obligations of the parties to this Agreement shall be conditional upon the grant by the Hungarian National Bank of the approval required for this

       Agreement.

6.2. The obligation of HFT to make the initial purchase of Equipment hereunder shall be subject to the fulfillment of the following conditions precedent:

       a) Bank 24 shall have assigned to HFT its rights to purchase up to 400 ATMs under the IBM Purchase by execution of the Assignment. The Assignment shall have been acknowledged by IBM.

       b) Bank 24 shall have transferred to or opened with OTP its main hard currency capital and HUF control accounts (the "Bank 24 Accounts"). It is understood that Bank 24 will be entitled to move funds from such accounts as it deems necessary or appropriate in the operation of its business, provided that there shall be on deposit in such accounts at all times at least USD 500,000 or its equivalent in HUF or any other currency.

       c) Bank 24 shall have paid the first installment of the management fee provided in Section 5.1.

       d) Counsel for Bank 24 shall have delivered an opinion to the effect that the matters set forth in Section 1.1 are correct, in the form attached as Exhibit F.

6.3 The obligation of HFT to make any purchase of Equipment hereunder shall be subject to the condition that no Event of Default shall have occurred and be continuing under this Rental Agreement.

7.     COVENANTS OF BANK 24

7.1 On or before July 1, 1995, Bank 24 shall increase its capital to HUF 359,000,000 or its equivalent in any other currency. HFT acknowledges that Bank 24 shall be transformed into an Rt. after such capital increase and that the amount of its capital may be adjusted in the transformation balance sheet of Bank 24.

7.2 At its own expense, Bank 24 shall maintain insurance on each ATM in an amount at least equal to the value thereof, in respect of loss or damage from the commencement date of Rental Term for such ATM Group indicated on a Rental Notice until the termination of this Rental Agreement with respect to such ATM Group. HFT shall be designated the loss payee on any such insurance policies. Bank 24 shall furnish copies of any such insurance policies to HFT no later than the date on which the risk of loss or damage passes to HFT under the IBM Purchase Agreement, which is provided in the IBM Agreement to be the date of installation.

 7.3 At all times during the term of this Rental Agreement, Bank 24 shall maintain in the Bank 24 Accounts an amount of at least USD 500,000 or its equivalent in HUF or any other currency (the "Minimum Balance"). Bank 24 hereby pledges to HFT, as security for the obligation of Bank 24 to make payment of Rental Fees hereunder, the amounts held from time to time on the Bank 24 Accounts. It is understood that, unless and until an Event of Default occurs hereunder, HFT shall not be entitled otherwise to restrict Bank 24 in any way in the movement of funds into and out of the Bank 24 Accounts. Upon the occurrence and during the continuance of an Event of Default, HFT shall have a right of offset against the Bank 24 Account amounts owed by Bank 24 to HFT hereunder.

 7.4 If any Equipment is installed in a building owned by a party other than Bank 24, Bank 24 shall include in an agreement with such parties provisions regarding HFT's rights of ownership of such Equipment substantially in the form attached as Exhibit G. Copies of the final versions of such agreements shall be delivered to HFT.


 8.    USE AND MAINTENANCE

 8.1 The Equipment shall be used by Bank 24 solely in the conduct of its business, in compliance with all applicable laws and regulations, and in a skillful and proper manner by qualified and competent persons in accordance with all operating instructions of the manufacturer and supplier thereof.

 8.2 HFT and its agents shall be entitled (but not obliged) at any reasonable time to inspect the Equipment.

 8.3 Bank 24 shall, at its own expense, maintain the Equipment in good condition (ordinary wear and tear excepted) and in good and safe working order in accordance with all instructions and recommendations of the manufacturer and supplier. Bank 24 shall also, at its own expense, make all alterations, additions or modifications required by applicable law or regulation. All replacement parts and additions shall become a part of the Equipment and be property of HFT free of all claims and encumbrances.

 8.4 Bank 24 shall obtain and/or keep in effect any permits, licenses or other authorization which are from time to time necessary for the carrying out of its obligations under this Rental Agreement In the event of termination of this Agreement pursuant to Section 11.1, Bank 24 shall assign to HFT any permits or licenses relating to operation of the Equipment which are, by their nature or terms, assignable.

 9.    DESTRUCTION AND DAMAGE

 9.1 If any of the Equipment shall become lost, stolen, confiscated, requisitioned, destroyed or damaged beyond repair (each a ""Casualty"), then Bank 24 shall promptly and fully notify HFT in writing thereof. Any insurance proceeds received and retained by HFT in respect of the Equipment shall be applied to the payment of the Rental Fees for such Equipment

 9.2 As and from the Acceptance Date, the Equipment shall be at the sole risk of Bank 24. Bank 24 shall be liable promptly to repair, at its own cost, any loss of or damage to (not amounting to a Casualty) and of the Equipment from any cause whatsoever. HFT shall apply any insurance proceeds received in respect of such loss or damage in reimbursement to Bank 24 of the cost of reinstatement or repairs on completion of the same.


 10.   TITLE. OWNERSHIP AND PROTECTION OF HFT'S INTERESTS

 10.1 The Equipment shall at all times during the term hereof remain the property of HFT and Bank 24's sole rights in relation thereto shall be the unrestricted use and possession thereof throughout the Rental Term subject to and in accordance with the terms of this Rental Agreement. HFT makes no warranty of any kind in relation to the Equipment. All conditions and warranties (express or implied) as to the age, description, state, condition, use or merchantability of the Equipment are hereby excluded.

 10.2 The parties hereto agree that notwithstanding that the Equipment may at any time be or become affixed to any land or buildings, it shall remain the personal property of HFT. Bank 24 shall ensure that all persons having any interest at any time in any such land or buildings in which the Equipment may from time to time be located shall, prior to the installation of the Equipment, or if later upon acquisition of such interest, receive written notice of HFT's ownership thereof and obtain from such persons written waivers in the form attached as Exhibit H hereto of any rights which they may have or acquire in the Equipment and consent to have necessary access to their premises for the purpose of enforcing any rights HFT may have under this Rental Agreement.

 10.3 Bank 24 shall, at its own expense, take all steps as may be necessary to safeguard the rights of HFT in the Equipment and in particular shall affix and maintain nameplates on the Equipment indicating HFT's ownership thereof and not remove or cover up the same or allow any other nameplates or insignia dealing with the rights of any other person to be placed on the Equipment.

 11.   DEFAULT

 11.1 If any of the following shall occur (each, an "`Event of Default"): (i) Bank 24 fails to make any payment of Rental Fees or pay any other sum when due to a HFT under this Rental Agreement (including any Advance Rental Payment) within 15 days of a request for payment made by HFT in writing; (ii) Bank 24 fails to perform and observe any of its material obligations under this Rental Agreement and does not remedy such breach within 30 days after receipt of notice thereof; (iii) Bank 24 shall have failed to furnish to HFT insurance certificates as required in Section 7.2, or within 30 days of any request by HFT; (iv) Bank 24 takes any steps, or has steps taken against it, which are not revoked or stayed within 90 days of their commencement, for its winding up or dissolution or for the making of an administration order against it; (v) Bank 24 becomes bankrupt, insolvent or has a receiver, administrator or similar officer appointed over any of its business or assets; (vi) Bank 24 fails to increase its capital to at least USD $3,500,000 on or before July 1, 1995; (vii) Bank 24 fails to maintain the Minimum Balance, provided that HFT shall give Bank 24 written notice that the balance on the OTP accounts has fallen to below the Minimum Balance and Bank 24 shall have a period of 15 days from the date such notice is given to restore the balance in the OTP accounts to more then the Minimum Balance; then, in such event, HFT shall be entitled by written notice to Bank 24 to terminate this Rental Agreement with effect upon expiration of the 15 day period provided in Section 11.2. Upon such termination,

                  (i) the Equipment and all rights of Bank 24 therein shall be surrendered to HFT and Bank 24 shall, at its own expense, deliver the Equipment to HFT. HFT or a judicially appointed representative may take possession of the Equipment wherever it is found, and for this purpose may enter upon any premises of Bank 24 or the members of its network in order to remove the Equipment. HFT may freely dispose of the Equipment, in any manner in which it sees fit; and

                  (ii) all obligations of Bank 24 to HFT under this Agreement except the obligation to deliver the Equipment to HFT as provided in clause (i) above, shall be extinguished. For the avoidance of doubt, it is understood that, from and after any such termination by HFT, Bank 24 shall be under no further obligation to make payments to HFT as provided in Section 4.1.

 11.2 Notwithstanding any provision to the contrary herein, any default hereunder shall be considered cured, and all remedies of HFT with respect to such default shall be extinguished, upon full repayment to HFT of all amounts outstanding under this Rental Agreement. In the event HFT gives notice of termination of this Rental Agreement pursuant to Section 11.1, Bank 24 shall be entitled to give notice to HFT of its intention to make such full repayment and, provided it makes such repayment within 15 days of the date of such termination notice, HFT shall not be entitled to exercise enforcement remedies with respect to the Equipment.


12.    REPORTING COVENANTS OF BANK 24

12.1 Bank 24 hereby covenants with HFT that from the Acceptance Date until the termination of this Rental Agreement, Bank 24 shall:

       (a) notify HFT as soon as practicable after becoming aware thereof of any loss, theft, damage or destruction to the Equipment or any part thereof;

       (b)   notify HFT promptly of the occurrence of any Event of Default;

       (c) within 180 days for the closing of any fiscal year, furnish HFT with copy of its audited year end financial statement.

       (d) at the time of each delivery of the financial statements referred to in (c) above, deliver to HFT an updated insurance certificate reflecting coverage of the Equipment in accordance with Section 7.2.


13.    TERM OF THIS AGREEMENT

13.1 The term of this Rental Agreement shall commence on the date hereof and, unless earlier terminated, shall end on January 31, 2001.

14.    DAMAGES FOR FAILURE TO PURCHASE EQUIPMENT

14.1 HFT acknowledges that, because Bank 24 is a start up enterprise, the sources from which Bank 24 may obtain rental of the Equipment are limited and that Bank 24 is foregoing other opportunities in entering into this transaction with HFT. HFT further acknowledges that in the event that HFT should, after the date of execution of this Rental Agreement, for reasons which are attributed to its own fault, fail to continue to execute purchases of the Equipment as provided in Section 3 hereof, the discount prices negotiated by Bank 24 with IBM could be placed in jeopardy. While the parties agree that damages from any failure to continue to fund will be certain and substantial, the amount of such damages will be difficult to ascertain. The parties therefore agree that damages in such event will be liquidated in the amount of one third of the purchase price under the IBM Purchase Agreement of any ATMs which HFT has refused to purchase as required hereunder. If HFT refuses to purchase Equipment when it is under an obligation to do so in this agreement, HFT will be considered to have refused to purchase any Equipment ordered, plus any further ATM's which Bank 24 is entitled to require HFT to purchase hereunder.


 15.   GENERAL

 15.1 This Rental Agreement shall not be varied except by agreement in writing between the parties hereto. No waiver or consent by HFT shall be effective unless in writing signed by or on behalf of HFT. No failure or delay on the part of any the parties in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

15.2 If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

15.3 All notices or other communications under this Rental Agreement shall be in writing and sent by first class post, by telecopy, international courier or hand delivered to the addressee at its address as indicated in the heading hereto (or to such other addresses that a party may notify to the other) and shall be deemed to have been received by the addressee five Working Days after posting if sent by first class post or on delivery if delivered by hand or international courier.

15.4 Subject to the express periods of grace referred to in Section 11.1, punctual payment of amounts payable by Bank 24 and timely performance of Bank 24 of each of its obligations under this Rental Agreement shall be of the essence and shall be conditions of this Rental Agreement. In case of failure of Bank 24 to comply with any provision of this Rental Agreement, HFT shall have the right (but not the obligation) to effect such compliance and Bank 24 shall reimburse such HFT upon demand for expenses related thereto.

15.5 Section headings are for ease of reference only and references to Sections are, unless otherwise stated, references to Sections of this Rental Agreement. All schedules and appendices to this Rental Agreement shall be deemed to be an integral part hereof. References to a statute or statutory provision shall include reference to any statutory modification or re-enactment of the same. "Working Day" means any day other than a Saturday or a Sunday, on which banks generally are open for business in both in New York and Budapest.

15.6 This Rental Agreement shall be governed by the law of the State of New York, with the exception of any conflict of law rules.

15.7 Any dispute concerning the interpretation and/or the application of this Rental Agreement shall be settled by arbitration according to the rules of the American Arbitration Association. The arbitration panel will consist of three arbitrators appointed in accordance with such rules. The arbitration proceedings will take place in New York, New York and will be conducted in the English language. Save for the purpose of enforcement or execution of any award or order in any such arbitration (and save in respect of any application by a party to a court for relief by way of provisional or conservatory measures) the parties hereby exclude all rights of appeal or recourse to any court of law in relation to any such arbitration, award or order. For the avoidance of doubt, it is agreed by the parties that procedures for seizure of the Equipment upon the occurrence of an Event of Default shall be considered a conservatory measure.

IN WITNESS whereof the parties hereto have hereunto set their hands the day and year first above written.


SIGNED for and on behalf of HFT:

HFT Corporation


BY: [SIGNATURE APPEARS HERE]
   -------------------------
TITLE: PRESIDENT AND CEO
      ------------------------


SIGNED for and on behalf of Bank 24:

Bank Access 24 Kft.


BY: [SIGNATURE APPEARS HERE]
   -------------------------
TITLE: DEPUTY CEO
      ------------------------

                          ASSIGNMENT of IBM MACHINES
                                      AND
                 TRANSFER OF PAYMENT OBLIGATIONS FOR SOFTWARE

Name and Address of Assignee:    HFT Corporation ("HFT")
                                 645 Fifth Avenue
                                 New York, NY 10022

Name and Address of Assignor:    Bank 24 Kft.
                                 Zsigmond ter 10,
                                 H-1023 Budapest
                                 Hungary ("Bank 24")

Subject Matter of Assignment:    Bank 24's right to acquire 400 IBM Automated
                                 Teller Machines of all models (the "ATMs") and license the related software packages pursuant to that certain Solution Delivery dated
                                 December 16, 1994 (the "IBM Agreement") between
                                 Bank 24 and IBM World Trade Europe/Middle
                                 East/Africa Corporation ("IBM")

1.  Assignment of On-Order Machines

(a) Bank 24 hereby assigns to HFT and HFT hereby accepts Bank 24's right to acquire up to 400 IBM ATMs which shall be delivered during the term of the IBM Agreement and which Bank 24 is entitled (and under certain conditions, required) to order from IBM based on the terms and conditions (i) of (i) the IBM Agreement referenced herein and (ii) of the Master Rental Agreement and supplements thereto concluded between Bank 24 and HFT on March 10, 1995. The price of the ATMs is DEM 42,675 (plus or minus 10%) per unit but certain additional charges may accrue if minimum purchase targets are not met. HFT's sole obligation is to acquire up to 400 machines at such purchase price for a total of DEM 17,070,00 for ATMs ordered and delivered. All other obligations shall remain with Bank 24. Bank 24 acknowledges that, upon purchase of the ATM's by HFT, HFT will take and hold title until transferred to Bank 24 in accordance with agreements reached with HFT and Bank 24.

(b) Bank 24 hereby assigns to HFT all warranties under the IBM Agreement with respect to any ATM's purchased by HFT.

2.  Revocation or Termination of Assignment

HFT has the right to revoke this Assignment with by notice to IBM immediate effect with respect to any ATMs not already purchased and delivered if the conditions precedent to the effectiveness of the Master Rental Agreement have not been fulfilled by Bank 24 or if HFT is in reasonable doubt that the conditions precedent under the Master Rental Agreement will be fulfilled and/or if Bank 24 is in default.

3.  Termination

The present assignment is granted solely during the term of the Master Rental Agreement and for the purpose of permitting HFT to implement the Master Rental Agreement. This assignment shall terminate upon the termination of the Master Rental Agreement in whole or in part or upon the notification by HFT to Bank 24 of the occurrence of any default under the Master Rental Agreement. In determining whether termination of the Master Rental Agreement has occurred, IBM may rely upon the written notice of either HFT or Bank 24.

4.  Governing Law; Enforcement

This Assignment shall be governed by the law of the State of New York. Any dispute concerning the interpretation and/or the application of this Assignment shall be settled by arbitration according to the rules of the American Arbitration Association. The arbitration panel will consist of three arbitrators appointed in accordance with such rules. The arbitration proceedings will take place in New York, New York and will be conducted in the English language. Bank 24 explicitly agree to accept the enforcement of the arbitral award in Hungary, and waives its right to bring any case to ordinary courts of law. The language of the Arbitration shall be English, and the place of arbitration shall be Vienna, Austria.


Date: March 30, 1995

HFT Corporation                            Banuk Access 24 Kft.



By:  [SIGNATURE APPEARS HERE]              By:  [SIGNATURE APPEARS HERE]
   ----------------------------               ----------------------------

                                   Exhibit B

                                 Order Notice

                            [On Bank 24 Letterhead]



HFT Corporation

Re:  Master Rental Agreement Dated
                                   -----------------
     Order Confirmation No:
                            --------------------

Gentlemen:

We hereby confirm that we have given notice to IBM of an order for ________ ATMs for delivery to IBM's delivery platform at _____________________ on or before ______________. The precise specifications as well as the per unit and aggregate purchase price of such ATMs are listed on the attachment to this notice. After receipt of the Order Confirmation with respect to the ATMs included in this Order Notice, we will make payment to you of the 15% Advance Payment and will request that you make payment to IBM of the full amount of the purchase price for the ATMs included in this ATM Group.


Very truly yours,


Bank Access 24


By:
   ------------------------

Title
     ----------------------

                                   Exhibit C

                              Order Confirmation

                        [On HFT Corporation Letterhead]

IBM World Trade/Europe/Africa/Middle East



 Re:  Bank 24's Order No. _________ for _________ ATM machines for delivery on

      ---------------

Gentlemen:

We acknowledge having received a copy from Bank Access 24 of the above referenced Order Notice and confirm our willingness to make payment for the machines upon their delivery to Bank 24 in accordance with the IBM Purchase Agreement dated December 16, 1994 under which such machines are being purchased.

Very truly yours,


HFT Corporation

                                   Exhibit D

                                 Rental Notice

                              [ON HFT LETTERHEAD]


Bank 24 Kft.


RE:  Master Rental Agreement Dated
                                   ----------------
     Rental Notice No.
                        ----------------

Gentlemen:

We confirm that we have purchased the ATMs listed on the attachment to this Rental Notice (the "ATM Group" or the "Equipment") and hereby rent them to you under the following terms and those of that certain Master Rental Agreement dated ___________.

The terms of rental of this ATM Group are as follows:

         Number of ATMs:

         Total Price of ATM Group:

         15% Advance Rental Amount:

         Net Price of ATM Group:

         Rental Commencement Date:

         Rental Termination Date: January 31, 2001


Rental Payments
---------------

Commencing after the date of this Rental Notice and until June 30, 1998, Bank 24 shall pay HFT on each June 30 and December 31 (or, if such date falls on a Saturday or Sunday, the next succeeding Working Day)(each, a "Payment Date") a rental fee for each ATM Group purchased by HFT hereunder (the "Rental Fee") equal to 10% of the Principal Rental Amount, plus an interest factor (the "Interest Factor") equal to 11% per annum of the Principal Rental Amount with respect to such ATM Group, payable in arrears for the period of time elapsed since the date of payment by HFT of the purchase price for such ATM Group or the last Payment Date, as the case may be, and up to and including the current Payment Date, calculated on a 360 day per year basis. After June 30, 1998, the Rental Fee hereunder shall be aggregated with the Rental Fees under any other Rental Notices and paid upon terms agreed between the parties hereto.

Insurance
---------

At its own expense, Bank 24 shall maintain insurance on each ATM in an amount at least equal to the value thereof, in respect of loss or damage from the commencement date of Rental Term for such ATM Group until the termination of the rental with respect to such ATM Group. HFT shall be designated the loss payee on any such insurance policies. Bank 24 shall furnish copies of any such insurance policies to HFT no later than the date of installation of the Equipment.

Use of the Equipment
--------------------

The Equipment shall be used by Bank 24 solely in the conduct of its business, in compliance with all applicable laws and regulations, and in a skillful and proper manner by qualified and competent persons in accordance with all operating instructions of the manufacturer and supplier thereof.

HFT and its agents shall be entitled (but not obliged) at any reasonable time to inspect the Equipment.

Bank 24 shall, at its own expense, maintain the Equipment in good condition (ordinary wear and tear excepted) and in good and safe working order in accordance with all instructions and recommendations of the manufacturer and supplier. Bank 24 shall also, at its own expense, make all alterations, additions or modifications required by applicable law or regulation. All replacement parts and additions shall become a part of the Equipment and be property of HFT free of all claims and encumbrances.

Bank 24 shall obtain and/or keep in effect any permits, licenses or other authorization which are from time to time necessary for the carrying out of its obligations under this rental. In the event of termination of this rental, Bank 24 shall assign to HFT any permits or licenses relating to operation of the Equipment which are, by their nature or terms, assignable.

Destruction and Damage
----------------------

If any of the Equipment shall become lost, stolen, confiscated, requisitioned, destroyed or damaged beyond repair (each a "Casualty"), then Bank 24 shall promptly and fully notify HFT in writing thereof. Any insurance proceeds received and retained by HFT in respect of the Equipment shall be applied to the payment of the Rental Fees for such Equipment.

As and from the acceptance date, the Equipment shall be at the sole risk of Bank
24. Bank 24 shall be liable promptly to repair, at its own cost, any loss of or damage to (not amounting to a Casualty) and of the Equipment from any cause whatsoever. HFT shall apply any insurance proceeds received in respect of such loss or damage in reimbursement to Bank 24 of the cost of reinstatement or repairs on completion of the same.

Title. ownership and Protection of HFT's Interests
---------------------------------------------------

The Equipment shall at all times during the term hereof remain the property of HFT and Bank 24's sole rights in relation thereto shall be the unrestricted use and possession thereof throughout the Rental Term subject to and in accordance with the terms of this Rental Agreement. HFT makes no warranty of any kind in relation to the Equipment. All conditions and warranties (express or implied) as to the age, description, state, condition, use or merchantability of the Equipment are hereby excluded.

Bank 24 shall, at its own expense, take all steps as may be necessary to safeguard the rights of HFT in the Equipment and in particular shall affix and maintain nameplates on the Equipment indicating HFT's ownership thereof and not remove or cover up the same or allow any other nameplates or insignia dealing with the rights of any other person to be placed on the Equipment.

We request your confirmation of acceptance of the rental of this ATM Group pursuant to the Master Rental Agreement in the space provided below.

Very truly yours,

HFT Corporation

By:
   -------------------------


Acknowledged:

Bank Access 24 Kft.


By:
   -------------------------

                                   Exhibit E

                           Certificate of Acceptance

                             [Bank 24 Letterhead]


HFT Corporation


 Re:     Master Rental Agreement Dated 10th March, 1995
         Certificate of Acceptance No: 1

Gentlemen:

We acknowledge that we have inspected and accepted delivery at IBM's loading platform at Budapest on behalf of HFT of 10 ATM's ordered under Order Notice No. 1., and that such ATM's are in perfect condition [subject only to the exceptions listed on the attachment to this letter, which do not significantly impair the value of such Equipment.] We have instructed IBM to deliver the ATMs which are the subject of this certificate to our transit store. Serial numbers of the hereby accepted ATMs are the following:
                                                -------------------
                                                -------------------
                                                -------------------
                                                -------------------

Very truly yours,


Bank Access 24 Kft.


As soon as it becomes finalized we will state separately the addressee at the installed machine's site location.

                                   Exhibit G


            Provisions to be inserted in agreements with customer.

Notice of Ownership

Each ATM will bear a Bank 24 logo, logos of its member banks and cards. The ATMs are being rented to Bank 24 by a US corporation, HFT Corporation (the "Rental Company"), and for so long as this is the case, the ATM's will bear a plate clearly indicating that the ATM is owned by HFT Corporation. The [Network Participant] will not obliterate or interfere with the visibility of such logo and plate.

Ownership of ATM's

The [Network Participant] acknowledges that the ATM machine and accessory equipment at each ATM Site and all computer programs used in the ATM's (the "System Software") are, and shall at all times remain, the property of either the Rental Company or Bank 24. The [Network Participant] will not assert or suggest that it has, or permit any other party to assert or suggest that they have, any ownership rights whatsoever with respect to the ATM's or the Systems Software, nor shall the [Network Participant] take any action towards third parties which would imply that it is the owner of the ATM's or the Systems Software. The [Network Participant] acknowledges that the ownership rights of Bank 24 and/or the Rental Company shall not be in any way reduced or impaired by the fact that the ATM's are installed into the building of the [Network Participant], and the [Network Participant] will, at any time upon the request of Bank 24 or the Rental Company, furnish written confirmation of the ownership rights of Bank 24 and/or the Rental Company, as the case may be. The [Network Participant] will comply with all requirements established by the Rental Company with respect to the operation of the ATM Site or the ATM's.

                                   Exhibit H

                              Waiver of Rights

                [On the letterhead of the Network Participant]


HFT Corporation

Gentlemen:

We are entering into an agreement with Bank Access 24 Kft. under which we will participate in Bank 24's Network of ATM machines. Under such agreement, Bank 24 will install certain ATM's in buildings which are our property or which we lease. Notwithstanding the installation of the ATM's on our property, we acknowledge and agree that:

         (i) we have no ownership or use rights whatsoever with respect to the ATMs and will not assert any such rights against HFT or Bank 24 nor represent to any third parties that we have any ownership or use rights in the ATMs; and

         (ii) HFT is the owner of such ATM's and is renting them to Bank 24 under a rental agreement. We will not impede or interfere in any way with HFT's ownership rights in such ATMs or the right of Bank 24 to use the ATMs; and

         (iii) Upon notice given by HFT, we will allow HFT access to our property and such ATM machines for the purpose of exercising its ownership rights to the ATMs.

Very truly yours,



[Network Participant]

                          Purchase and Sale Agreement

This Purchase and Sale Agreement (the "Agreement"), is made as of March 10, 1995, by and between Windham Technologies Inc., a Delaware corporation ("Purchaser"), and HFT Corporation ("HFT"), hereinafter referred to individually as a "Party" and together as the "Parties".

                                   Recitals

 A. Under a certain Master Rental Agreement between HFT and an affiliate of Purchaser, Bank Access 24 Kft. ("Bank 24"), dated the date hereof (the "Master Rental Agreement"), HFT will purchase from IBM World Trade Europe/Middle East/Africa Corporation ("IBM") up to 400 ATM machines and rent them to Bank 24. The ATMs are being purchased from IBM under a certain Solution Delivery Agreement dated December 16, 1994 between Bank 24 and IBM (the "IBM Agreement"). HFT has agreed to enter into this Agreement in consideration of Bank 24's entering into the Master Rental Agreement.

 B. The Parties wish to set forth in this Agreement the terms and conditions under which Purchaser shall have the right and obligation to purchase, and HFT shall have the right and obligation to sell such ATM machines upon the termination of the Master Rental Agreement as to any ATMs.

 C. All shareholders of Purchaser are also shareholders of Bank 24, and therefore Purchaser is an affiliate of Bank 24 by common ownership.

Now therefore, in consideration of the above premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions.
   ------------

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Rental Agreement.

2.  Options to Purchase and Sell.
    -----------------------------

2. 1 Purchase Option of Purchaser. Upon the expiration or earlier termination of
     -----------------------------
the Rental Term as to any ATM Group, and subject to the condition that the Outstanding Group Amount with respect to such Group has been paid, HFT grants Purchaser the irrevocable and unconditional right to purchase the ATMs in such ATM Group for a purchase price equal to USD 1 (One United States Dollar) per ATM. It is understood that, notwithstanding any provision to the contrary in

Unless earlier terminated by mutual written consent of the parties, this Agreement shall terminate as of January 31, 2001. This Agreement shall continue in full force and effect notwithstanding any modification of the Master Rental Agreement.

5. Assignment.

Neither party may transfer or assign its rights or obligations under this Agreement to any party without the written consent of the other party.

6. Governing Law.

This Agreement shall be governed by the laws of the State of New York.

7.   Arbitration.

Any dispute concerning the interpretation and/or the application of this Agreement shall be settled by arbitration according to the rules of the American Arbitration Association. The arbitration panel will consist of three arbitrators appointed in accordance with such rules. The arbitration proceedings will take place in New York, New York and will be conducted in the English language. Save for the purpose of enforcement or execution of any award or order in any such arbitration (and save in respect of any application by a party to a court for relief by way of provisional or conservatory measures) the parties hereby exclude all rights of appeal or recourse to any court of law in relation to any such arbitration, award or order.

8.   Miscellaneous.

8.1 No failure or delay on the part of any of the parties hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power.

8.2 If any provision of this Agreement is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity of
(i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

8.3 All notices or other communications under this Agreement shall be in writing and sent by telecopy, first class post, international courier or hand delivered to the addressee at its address as indicated in the heading hereto (or to such other address that a party may notify to the other) and shall be deemed to have been received by the addressee two Working Days after posting if sent by first class post or on delivery or receipt if hand delivered or sent by telecopy.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.


HFT Corporation

By: [SIGNATURE APPEARS HERE]
   ---------------------------

Windham Technologies Inc.


By: [SIGNATURE APPEARS HERE]
   ---------------------------

          We are of the opinion that:

          (a) Bank 24 is a Hungarian korlatolt felelosegu tarsasag organized and existing in accordance with the laws of Hungary and has the corporate power and authority to execute, deliver and perform its obligations under the Rental Agreement.

          (b)      the registered capital of Bank 24 is HUF 265,000,000;

          (c) all authorizations of the quotaholders or any other corporate organ of Bank 24 required for Bank 24 to enter into or perform the obligations of this Rental Agreement, have been obtained;

          (d) the Rental Agreement has been duly entered into and delivered by Bank 24 and constitutes the valid, legal and binding obligation of Bank 24, enforceable in accordance with its terms.

          (e)      subject to fulfillment of the condition set forth in Section
                   6.1 of the Rental Agreement, Bank 24 holds all licenses or permits required from any governmental authorities for the execution and performance by it of its obligations under this Agreement.

          The opinions expressed in this letter are solely for the use of HFT, and these opinions may not be relied on by any other persons without our express prior approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

          Very truly yours,



          Dr. Kaszo Klara

                                   Exhibit F

                             Form of Legal Opinion

                      [On letterhead of Dr. Klara Kaszo]


HFT Corporation
Olympic Tower
665 Fifth Avenue
New York, New York 10022

Re:       Master Rental Agreement between HFT Corporation ("HFT") and Bank
          ----------------------------------------------------------------
          Access 24 Kft. ("Bank 24") (the "Rental Agreement")
          ---------------------------------------------------

Gentlemen:

          We have acted as Hungarian counsel for Bank Access 24 Kft. in connection with the captioned Rental Agreement. You have asked for our opinion concerning certain matters relating to the Rental Agreement. All capitalized terms used in this letter which are not otherwise defined in this letter shall have the meanings assigned to them in the Agreement.

          In reaching the opinions set forth below, we have assumed that HFT has duly and validly executed and delivered each instrument, document and agreement to which it is a signatory and that HFT's obligations set forth therein are HFTs legal, valid and binding obligations, enforceable against HFT in accordance with their terms and (ii) each person executing any instrument, document or agreement on HFT's behalf is duly authorized to do so.

          The opinions expressed in this letter concern only the effect of the laws of the Hungary as presently in effect. We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

          The opinions set forth below are subject to the following qualifications as to the enforceability of obligations under the Agreement:

          - Enforceability may be limited by applicable bankruptcy, insolvency, moratorium, and similar laws affecting the rights of creditors or other obligees generally.

          - Enforceability may limited to the extent that remedies are sought with respect to immaterial breaches or to the extent HFT is determined to have acted unreasonably or not in good faith in attempting to exercise its remedies.

[LOGO OF ING LEASE POLSKA APPEARS HERE]


                            MASTER LEASE AGREEMENT
                            ----------------------


                         ING LEASE (POLSKA) SP.Z O.O.


                                      and


                        BANKOMAT 24/EURONET SP.Z O.O.

                       IBM World Trade Corporation Inc.
                        International Business Machines
                   Old Orchard Road, Armonk, N.Y. 10504, USA
                               (hereinafter IBM)


                     Frame Agreement for Solution Delivery

between IBM and

EURONET
Zigmont ter 10                  Contract No. :                        SDA-H26012
1023 Budapest
Hungary                         Customer No. :
(hereinafter "Customer")
                                Total Price:    approx. 40.000.000.-   US$

--------------------------------------------------------------------------------

ESTIMATED SOLUTION ON DELIVERY DATE:

March 1997 through February 2000

ELEMENTS SPECIFIED

    X  IBM Products
    X  IBM Licensed Programs
    X  Non-IBM Products


APPLICABLE CONDITIONS:

1. Solution Delivery Agreement Conditions
2. Prices and Schedule of Payment
3. Attached Agreements:

    APPENDIX A: Terms and Conditions for Non-IBM Products
    APPENDIX B: Terms and Conditions for Purchase and Supplement
    APPENDIX C: Terms and Conditions for IBM Licensed Programs and Supplement APPENDIX D: Ordering and Delivery Procedure

The Customer acknowledges to have received and read all the contractual conditions included in, and/or referred to, in this Solution Delivery Agreement and its Appendicies. This Solution Delivery Agreement is signed by the Customer and accepted by IBM when signed by their authorized representatives. The Customer acknowledges and accepts that IBM WTC is hereby assigning all rights and obligations for local Services to the local IBM organization.

In case of installation in countries where the local IBM organization sells under its own name IBM WTC will assign Appendicies A,B and C to the local IBM organization

The countersignature of IBM may be replaced by a written confirmation by an IBM subsidiary that IBM has accepted this Agreement.


                                           Received by:
EURONET                                    IBM Central Europe and Russia Inc.

signed:  [SIGNATURE APPEARS HERE]          [SIGNATURE APPEARS HERE]
---------------------------------------    -------------------------------------
(for and on behalf of)                     (for and on behalf of)

August 1, 1997                             September 8, 1997
---------------------------------------    -------------------------------------
(Date)                                     (Date)

                                           IBM World Trade Corporate Inc.
                                           International Business Machines

--------------------------------------------------------------------------------
                  1. SOLUTION DELIVERY AGREEMENT CONDITIONS:



SUBJECT

Both parties agree that IBM is the preferred supplier of ATMs.

Therefore this Frame Solution Delivery Agreement cancels and supersedes the previous Agreement SDA HUN94003, Amendment Nr. 9 between the Customer and IBM WTC.

The Customers intention is to order a total of 2000 ATMs with Software over a period of 36 months starting March 1997.

This Agreement shall be executed in individual Supplements which define number and detailed specifications of ATMs and Licensed Programs per order lot for each country and installation time-frame.

Services will be agreed upon between the Customer and the local IBM organizations in separate Agreements.

The Customer will order and take delivery of 400 ATMs until year-end 1998. A minimum of 200 ATMs thereof will be taken in 1997.

DELIVERY

IBM will deliver each specified individual item under:

1. the conditions of the corresponding attached Agreement/s

2. these Solution Delivery Agreement Conditions.

In case of conflict, the Solution Delivery Agreement Conditions prevail, except for any provisions regarding the applicable law, jurisdiction and arbitration, for which the conditions of the corresponding attached Agreement(s) shall prevail.

The Estimated Solution Delivery Date specified above is for Customer planning purposes only.

SINGLE FIXED PRICE / PAYMENT

The Customer will pay the Single Fixed Price in accordance with the relevant provision of the Terms and Conditions for Purchase. The Single Fixed Price is a fixed price it overrides any provision contained in the attached Agreements concerning variations to IBM standard prices.

The Single Fixed Price includes the installation costs for the ATMs delivered under this Agreement.

Installation here means:

   .  conversion of ATM on safe location until delivery to site
   .  unpacking
   .  setting up
   .  checking configuration
   .  taking care for missing or defective parts
   .  loading ATM software
   .  offline testing at a test location (assuming the line is available)

IBM takes responsibility for handing over the ATMs in operational conditions unless "damage" is caused by the Customer or one of their subcontractors during installation or transportation.

Upon the Customer's written request IBM will provide further information regarding prices and charges for any Products and Programs furnished by IBM under this Agreement.

TAXES AND FEES

In addition the Customer will pay amounts equal to any taxes and fees relating to the Agreement or any activities hereunder.

END-USER ENTERPRISE DESIGNATION

IBM's granting of the single fixed price is dependent on the Customer's assurance that it is acquiring the products delivered under this Solution Delivery Agreement for installation and use within its own business enterprise.

For the purpose of this Solution Delivery Agreement an end-user enterprise is defined as a company or a group of associated companies and/or subsidiaries of the Customer in which one such company owns, directly or indirectly, more than 50% of each of the subsidiaries or associates which will use the products delivered under this Solution Delivery Agreement in the ordinary course of business and not for resale or lease.

In the event that the Customer wants to act as remarketer for IBM ATM hard- and software a separate Remarketer Agreement will be drawn up by the Customer and IBM.

WARRANTY

   1. IBM Products and IBM Licensed Programs:

IBM warrants that specified Products and Licensed Programs are compatible and can operate with one another. The warranty provisions included in the relevant attached Agreements shall apply.

2. Non-IBM Products:

Warranty for Non-IBM Products is the exclusive responsibility of the Third Party Supplier. IBM has no warranty obligations with respect to these products.

IBM's LIABILITY

IBM's liability to the Customer is exclusively set forth in the "Liability" provisions included in the relevant attached Agreements. IBM specifically excludes any and all liability for any damages deriving from Non-IBM Products or Non-IBM Services. For such damages shall be exclusively responsible the Third Party Supplier.

CHANGES

IBM reserves the right to exchange the equipment subject to the Solution Delivery Agreement to equipment of equivalent or higher performance without any change to the Single Fixed Price.

Any other request for change to the scope of the Solution Delivery Agreement must be submitted in writing to the other Party. Within 30 days from the receipt of the request.

the receiving party will send its written answer to the other party indicating whether the change can be made.

IBM will describe the effect of such Customer requested change upon dates, price. schedule and other terms and conditions of the Agreement.

The agreed changes will be executed by the parties in the form of an amendment to the Agreement. Pending agreement to implement changes, IBM will proceed in accordance with the latest authorized terms and conditions of the Agreement.

APPLICABLE LAW

The Solution Delivery Agreement will be governed by the laws of Austria; in ease of conflict with any international conventions, Austrian substantive law shall prevail.

ARBITRATION

All disputes arising out of this Agreement or related to its violation, termination or nullity will be finally settled under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Federal Economic Chamber in Vienna (Vienna rules) by three arbitrators appointed in accordance with said Rules. The arbitration shall be held in Vienna, Austria and the official language of the proceedings shall be English. The decision of the arbitrators shall be final and binding upon both parties and therefore the parties pursuant to paragraph 598(2) of the Austrian Code of Civil Procedure, expressly waive the application of paragraph 595(1) figure 7 of said Code.

IBM may, however, institute proceedings in a competent court in the country of installation.

                            2. SCHEDULE OF PAYMENTS

Payment of IBM invoices is due 14 days after receipt of invoice.

In case of prepayment a discount of 2 % is applicable.


                            3. ADDITIONAL PROVISIONS

1. Discounts for ATM Hardware

Until the end of 1998 starting from March 1997 IBM WTC is granting a discount of 40 % from list price for all machine types, models and features of the IBM ATM family.

As soon as the quantity of 400 ATMs is reached, IBM WTC will provide the Customer with a new discount offer which will keep the prices per box equal or lower to the ones specified now.

4 sample configurations with list price and discount are attached.

2. Maintenance

Maintenance Agreements will be agreed upon with each local IBM organization following the model of the Agreement valid for Hungary.

Terms and Conditions and price level applied in Hungary are also valid for the whole of Central Europe and Russia.

For countries outside this territory Terms and Conditions as well as discount on Maintenance Charges have to be agreed with the local IBM organization.

3. Foreign Trade Services and Delivery

Similar Agreements as valid for Hungary (samples attached) can be closed for each country between the Customer and the local IBM organization.

4. EPROMs and Software for down-load

All ATMs delivered under this Agreement will contain 2 EPROMs developed for Euronet and the software necessary to down-load software via the 2nd channel.

                            4. ATTACHED AGREEMENTS

Appendix A: Terms and Conditions for Non-IBM Products

Deliverables

Deliveries will be in accordance with enclosed standard configurations.

The 3rd party keyboards and monitors will in Hungary be as listed below.

In other countries they can be the same or other equivalent proposed by IBM and accepted by Euronet.

Monitor in Hungary:      Carry FT 7110 mono VGA 640x480

Keyboard in Hungary:     Carry FT7082 81 keys, 102 functions mini-keyboard

Monitor stand aluminum, surface treated

Warranty

Warranty for non-IBM products is the same as for IBM products.


Appendix B: Terms and Conditions for Purchase and Supplements

Supplements for each lot will be prepared based on separate orders


Appendix C: Terms and Conditions for IBM Licensed Programs and Supplements

Supplements for each lot will be prepared based on separate orders

                       Amendment to agreement SDA-H26012




IBM confirms that Euronet can call IBM 24 hours a day 365 days a year and ask for maintenance of their equipment (ATMs and AS/400). This is independent on whether Euronet has a maintenance agreement or not with IBM.

For service calls outside the agreed service period Euronet will be charged.

The charge will be regulated in the maintenance agreements or follow IBM standard terms and conditions if Euronet choose not to enter a maintenance agreement.


[SIGNATURE APPEARS HERE]                     [SIGNATURE APPEARS HERE]
 ----------------------                       ----------------------
 Euronet                                     IBM World Trade

Appendix D: Ordering and Delivery Procedure

1. If the Customer wishes to order a predefined configuration, please go to step 4.

     If the Customer identifies the need for a new configuration, then he requests a priced configuration from the local IBM organization.

2. IBM responds to such request within 10 local working days either by quoting a configuration with prices for hardware, software and maintenance or proposing changes to allow a workable configuration.

3. If the Customer decides to proceed, IBM will prepare the appropriate Supplements which both parties have to sign.

4. In case the Customer wants to order the defined configuration, he notifies IBM by an Order Letter.

5.   The Customer notifies at the same time his Financing Institution.

6. IBM notifies the Customer of the estimated delivery date within 5 local working days of receiving the order by fax.

7. If the Customer wishes to change the order because of the estimated delivery date, he has to ask IBM to do so within 5 local working days upon receipt of IBMs fax and reinitiate the process from step 4 onwards.

8. The Customer causes his Financing Institution to send an Order Confirmation to IBM within 5 local working days after it has been notified by the Customer. Where appropriate the Financing Institution sends also an assignment of purchasing rights to IBM.

9. If no changes have been requested and agreed upon during the period of 5 local working days after sending the fax by IBM (step 6.), the order becomes firm and unchangeable.
     If the Financing Institution's confirmation is not received within the agreed period, IBM reserves the right to stop or delay the manufacturing or internal ordering and delivery process.
     Consequently the estimated delivery period as communicated in step 6 may become obsolete.

10.  IBM then confirms the planned delivery date to the Customer by fax.

11.  IBM sends an Advance Payment Invoice to the assigned payer.

12.  Full payment is made to IBMs bank account specified in above invoice.

13. IBM notifies the Customer on arrival of the deliverables at the IBM Distribution Center in Germany and then on the local platform.

14. Customer sends all documents necessary for customs declaration (e.g. Rental notice, etc.) to IBM in case IBM is contractually responsible for importation.

15. IBM causes the deliverable to be customs-cleared when agreed between the parties.

16.  IBM delivers the deliverables to the warehouse designated by the Customer.

17. Both Parties commit to make every effort to respond as soon as possible within the maximum elapse times described above. Failure of either Party to meet the defined maximum elapse times will however not cause the Termination for Breach of Contract as meant in Article "Termination" sub 4 of the Agreement.
     Liability for any such failure under this Appendix is limited to the value of 2% (two percent) of the affected equipment.